UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

FNBH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting of Shareholders held on May 28, 2015, the matters listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in detail in the Company's proxy statement, filed with the SEC on April 27, 2015. The voting results are as follows:

Proposal 1: Election of Directors

The  following  individual was  elected to  serve as  director of  the Company  to hold  office  until the  2016 Annual  Meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Non - Votes
William R. Dickson	19,831,495	470,669	0

The  following  individuals were  elected to  serve as  directors of  the Company  to hold  office  until the  2018 Annual  Meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Non - Votes
Ronald L. Long	19,873,174	428,990	0
Stanley B. Dickson, Jr.	19,875,514	426,650	0

Proposal 2:  Advisory (Non-Binding) Vote on Executive   Compensation

The shareholders approved a proposed resolution approving the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

For	Against	Abstain	Non - Votes
17,562,324	255,874	2,483,966	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: June 2, 2015	/s/Ronald L. Long
	By:	Ronald L. Long
	Its:	President & Chief Executive Officer